ESCROW AGREEMENT

                This Escrow Agreement, dated as of January 5, 1999 (the "Closing Date"), among HydroChem Industrial Services, Inc., a Delaware corporation ("Buyer"), Valley Systems, Inc., a Delaware corporation, and Valley Systems of Ohio, Inc., an Ohio corporation (collectively, "Seller"), and Bank One Texas, N.A., a national banking association, as escrow agent ("Escrow Agent").

                This is the Escrow Agreement referred to in the Second Amended and Restated Asset Purchase Agreement, dated as of September 8, 1998, by and among Buyer and Seller (the "Purchase Agreement"). Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

                The parties, intending to be legally bound, hereby agree as follows:

1.      ESTABLISHMENT OF ESCROW

         (a) Buyer is depositing with Escrow Agent the amount of $4,000,000 in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn under Section 5(j) hereof, or losses on investments, the "Escrow Fund"). Escrow Agent acknowledges receipt thereof.

         (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard, and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.      INVESTMENT OF FUNDS

                Except as Buyer and Seller may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury Bills having a remaining maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in demand deposits with Escrow Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.      CLAIMS

         (a) From time to time on or before the third anniversary of the date of this Agreement, Buyer may give notice (a "Notice") to Seller and Escrow Agent specifying in reasonable detail the nature and dollar amount of any Claim it may have under the terms of the Purchase Agreement; Buyer may make more than one claim with respect to any underlying state of facts. If Seller gives notice to Buyer and Escrow Agent disputing any Claim (a "Counter Notice") within ten (10) business days following receipt by Escrow Agent of the Notice regarding such Claim, such Claim shall be resolved as provided in Section 3(b) hereof. If no Counter Notice is received by Escrow Agent within such ten business day period, then the dollar amount of damages claimed by Buyer as set forth in its Notice shall be deemed

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        established  for purposes of this  Agreement and the Purchase  Agreement and, at the end of such ten business day period, Escrow Agent shall pay to Buyer the dollar amount claimed in the Notice from (and only to the extent of) the Escrow Fund. Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Purchase Agreement.

         (b) If a Counter Notice is given with respect to a claim, Escrow Agent shall make payment with respect thereto only in accordance with (i) joint written instructions of Buyer and Seller or (ii) a final non-appealable order of a court of competent jurisdiction. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order without further question.

4.      RELEASE OF ESCROW

         (a)(i) Provided no dispute or disputes in excess of an aggregate of $3,000,000 (or $2,000,000, if that part of the Escrow Fund subject to Section 4(b) below has been released to Seller), less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations, exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the first anniversary of the Closing Date, then $1,000,000, less the amount of any payments in satisfaction of Seller's indemnification and guaranty obligations, will be released to Seller on the first business day following such first anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the first anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims (or if the amount of said Claims cannot be quantified, then Buyer's reasonable, good faith estimate of the amount of the Claims) will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved and the balance of the partial release will be paid to Seller.

         (ii) Provided no dispute or disputes in excess of an aggregate of $2,000,000 (or $1,000,000, if that part of the Escrow Fund subject to Section 4(b) below has been released to Seller), less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations, exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the second anniversary of the Closing Date, then an additional $1,000,000, less the amount of any payments theretofore made in satisfaction of Seller's indemnification and guaranty obligations, will be released to Seller on the first business day following such second anniversary of the Closing Date. To the extent such a dispute or disputes do exist as to a Claim or Claims on the second anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims (or if the precise amount of said Claims cannot be quantified, then Buyer's reasonable, good faith estimate of the amount of the Claims) will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved and the balance of the partial release will be paid to Seller.


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         (iii)  Provided no dispute or disputes  exist as to any Claim or Claims by any Buyer Indemnitee against all or a portion of the Escrow Fund on the third anniversary of the Closing Date, then the remainder of the Escrow Fund will be released to Seller on the first business day following such third anniversary of the Closing Date and the Escrow Agreement shall thereupon terminate. To the extent a dispute or disputes do exist as to a Claim or Claims on the third anniversary of the Closing Date, an amount equal to the amount of such Claim or Claims (or if the amount of said Claims cannot be quantified, then Buyer's reasonable, good faith estimate of the amount of the Claims) will be withheld from such partial release of the Escrow Fund and will continue to be held in accordance with the provisions of the Escrow Agreement until such claim or claims have been fully resolved and the balance of the partial release will be paid to Seller.

         (b) Upon delivery to Escrow Agent and to Buyer of Seller's certificate pursuant to the terms of Section 5.3.6 of the Purchase Agreement certifying that the Environmental Remediation has been completed, an amount equal to $1,000,000, less the sum of (i) the aggregate cost of such Environmental Remediation (including the Estimated Additional Remediation Cost) and (ii) the aggregate amount of other Losses of all other Buyer Indemnitees subject to indemnification pursuant to Section
        4.1 of the Purchase Agreement in excess of $3,000,000, shall forthwith be released to Seller out of the Escrow Fund. In the event that such Environmental Remediation was not completed at the first anniversary of the Closing Date, Seller shall deliver to Buyer a certificate of completion thereof upon such completion containing a statement of the aggregate cost of the Environmental Remediation effected following such first anniversary, and Buyer shall immediately release to Seller out of the Escrow Fund the amount, if any, which would have been released to Seller under Section 5.3.6 of the Purchase Agreement following such first anniversary had such actual cost, rather than the Estimated Additional Remediation Cost, been used in such calculation.

5.      DUTIES OF ESCROW AGENT

         (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor to the Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in

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        the  investment  or  reinvestment  of  the  Escrow Fund,  or any loss of interest incident to any such delays.

         (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

         (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

         (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This Section 5(e) and Section 5(b) hereof shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

         (f) Escrow Agent makes no representation as to the validity, value, genuineness, or the collectability of any security or other document or instrument held by or delivered to it.

         (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

         (h) Escrow Agent (and any successor to the Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor escrow agent (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor

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        Escrow Agent or a joint  written  disposition  instruction  by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

         (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question.

         (j) Buyer and Seller shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $2,500 at the time of execution of this Agreement and $2,500 annually thereafter and agree to reimburse Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel). Any such compensation and reimbursement to which Escrow Agent is entitled shall be evenly split by Buyer and Seller.

         (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

         (l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

6.      LIMITED RESPONSIBILITY

                This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.      OWNERSHIP FOR TAX PURPOSES

                Seller agrees that, for purposes of federal and other taxes based on income, Seller will be treated as the owner of the Escrow Fund, and that Seller will report all income, if any, that is

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earned on, or derived from, the Escrow Fund as its income in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto.

8.      NOTICES

                All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

        Seller:

        Valley Systems, Inc.
        Valley Systems of Ohio, Inc.
        11580 Lafayette Drive, NW
        Canal Fulton, Ohio 44614
        Attention: Chief Executive Officer
        Facsimile No.: (330) 854-3444

        with a copy to:

        Arnall Golden & Gregory, LLP
        2800 One Atlantic Center
        1201 West Peachtree Street
        Atlanta, Georgia 30309
        Attention: Jonathan Golden
        Facsimile No.: (404) 873-8701

        Buyer:

        HydroChem Industrial Services, Inc.
        5956 Sherry Lane
        Suite 930
        Dallas, Texas 75225
        Attention: Chief Executive Officer
        Facsimile No.: (214) 361-4715

        with a copy to:

        Haynes and Boone, LLP
        600 Congress Avenue
        Suite 1600
        Austin, Texas 78701

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        Attention: Dennis R. Cassell
        Facsimile No.:  (512) 867-8470

        Escrow Agent:

        Bank One Texas, N.A.
        910 Travis Street
        5th Floor
        Houston, Texas  77002
        Attention:  Josie Hixon
        Facsimile No.:  (713) 751-3930

9.      JURISDICTION; SERVICE OF PROCESS

                Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.     COUNTERPARTS

                This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same.

11.     SECTION HEADINGS

                The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.     WAIVER

                The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed

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to be a waiver  of any  obligation  of such  party or of the  right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.     EXCLUSIVE AGREEMENT AND MODIFICATION

                This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Seller and the Escrow Agent.

14.     GOVERNING LAW

                This Agreement shall be governed by the laws of the State of Texas, without regard to conflicts of law principles.

                                   * * * * * *

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                IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.


HYDROCHEM INDUSTRIAL                         VALLEY SYSTEMS, INC.
SERVICES, INC.


By:     /s/ B. Tom Carter, Jr.               By:    /s/ Ed Strickland
        ------------------------                    ----------------------
        B. Tom Carter, Jr.                              Ed Strickland
        Chairman of the Board and                       President and
        Chief Executive Officer                         Chief Executive Officer


BANK ONE TEXAS, N.A.                         VALLEY SYSTEMS OF OHIO, INC.


By:                                          By:    /s/ Ed Strickland
        ------------------------                    ----------------------
        Name:                                           Ed Strickland
        Title:                                          President and
                                                        Chief Executive Officer



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